Exhibit 99.1
Pet DRx Corporation Investor Presentation OTC/BB: PDXC April 23-24, 2008

1 Safe Harbor This presentation includes actual and pro forma financial information that reflects the merger of XLNT Veterinary Care, Inc. into a wholly-owned subsidiary of Pet DRx Corporation (formerly known as Echo Healthcare Acquisition Corp.), which was completed on January 4, 2008. Please see the Company's Current Report on Form 8-K/A filed with the SEC on April 4, 2008 for additional information. Certain matters discussed in this presentation, including statements as to the expected operations of Pet DRx Corporation, future product and service offerings and anticipated benefits of the merger, among others, are forward-looking statements. These forward- looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the ability of the Company to successfully acquire, integrate and operate veterinary hospitals and clinics, requirements or changes affecting the businesses in which the Company is engaged, veterinary services trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the Company's SEC reports, including its Current Report on Form 8-K/A filed on April 4, 2008, its Registration Statement on Form S-4, as amended, filed on November 8, 2007 and all future reports on Forms 10-Q and 10-K. These forward-looking statements speak only as of the date hereof. The Company disclaims any intention or obligation to update or revise any forward-looking statements. April 2008

2 Our Company Provider of primary and specialty veterinary care services to companion animals through a network of fully-owned veterinary hospitals Currently own and operate 26 veterinary hospitals in the state of California, acquired 2004-2007 A differentiated "hub-and-spoke" model Full range of medical treatments Primary and Preventive care Vaccinations Examinations Spaying / neutering Dental care Specialized diagnostic/medical services X-ray Ophthalmology Ultrasound Dermatology Neurology Oncology Internal medicine Neurology Surgery Cardiology April 2008

3 Investment Highlights Large and growing veterinary market with positive fundamentals Acquisition/consolidation strategy drives near-term revenue and margin expansion "Hub-and-Spoke" model generates operational synergies and above-market margins Management team with track record of success Financial resources sufficient to achieve near-term growth plan April 2008

4 Large and Growing Market Large and Growing Market Source: American Pet Products Manufacturers Association, Inc. Source: American Veterinary Medical Association ("AVMA") U.S. Pet Ownership & Demographics Sourcebook (2002 Edition). 2006 estimate per APPMA 2005/2006 National Pet Owners Survey. Veterinary Healthcare Spending: 1991-2006 9.7% CAGR $ in billions $ in billions U.S. Household Pet Ownership April 2008

5 Positive Fundamentals Create Opportunity Favorable pet ownership and care trends Household pet ownership increased from 54% to 63% since mid-1990s Medical technology driving increased spending Migration of human technology to pet care sector Spending on animal surgery doubled from 2000 to 2004 Primarily cash business, recession resistant Offer more complex services and advanced medical technology April 2008

Recession Resistant Recession Resistant

7 Consolidation: Revenue/Margin Expansion Fragmented ownership supports acquisition strategy Top 5 operators own only 5.5% of 22,000 hospitals 41% of veterinarians are in a 1-2 person practice Economies of scale in administration and service Centralize functions, reduce redundancies Maximize veterinarian time on medical practice Combined purchasing power Discounts on lab work Centralized ordering April 2008 Veterinarians per Practice

8 Differentiated "Hub-and-Spoke" Model Regional clusters generate operational synergies and above-market margins "Hub" is a specialty/emergency hospital providing specialized diagnostic/medical services "Spoke" is a traditional smaller general practice that performs primary and preventive care services; directs business to Hub Target areas with favorable demographics: higher income households account for half of pet spending "Hub" "Spoke" "Spoke" "Spoke" "Spoke" April 2008

9 Strategies for Cluster Success Develop brand identity Proactive marketing activities Promote preventive care and "wellness" to increase visits One-stop provider for all pet needs Customer-friendly Extend hours, add weekend hours Utilize flex time and resource sharing to maximize vet productivity Offer proprietary products and higher-margin services Boarding, day care, grooming, retail April 2008

10 Stage 1 (3 - 12 months) Stage 2 (12 - 24 months) Stage 3 (24 months -) Extend hours Sickness to wellness Proactive marketing Eliminate small economic scale inefficiencies Add higher-margin ancillary services to improve hospital net profit Gain market share Strengthen brand Value proposition Preferred provider Purchasing power Centralize administrative services Introduce new technology April 2008 Maximizing the Practice CONSOLIDATION DIFFERENTIATION

11 Experienced Management Team Robert Wallace - Chief Executive Officer Joined Pet DRx at its inception in 2004 and served as Chairman of the Board from 2004 to November 2006 Founded Pets Rx in 1993 and served as its Chairman until sale to VCA Antech in 1996 Steven Johnson - President, Chief Operating Officer Previously served as a president of Fresenius Medical Care North America, managing more than 300 facilities and responsible for approximately $880 million in revenue Gregory Eisenhauer, CFA - Chief Financial Officer Previously served as CFO of two public healthcare companies: Proxymed, a healthcare IT company; and RehabCare Group, a rehabilitation program management services provider Gene Burleson - Chairman of the Board Served as Chairman for numerous healthcare companies Served as CEO and Chairman of the Board for GranCare from 1990-1997 Zubeen Shroff - Vice Chairman Currently serves as director of ONI Medical Systems and Aperio Technologies April 2008

12 Rapid Revenue Growth April 2008 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9

13 Financial Highlights 2007 revenue $62.5 million, +258% Driven by 6 hospitals acquired in 2007, full contribution of 14 hospitals acquired in 2006 plus same-unit growth Strong balance sheet (figures pro forma as of 12/31/07) Cash: $38.6 million Working capital: $26.5 million April 2008

14 Milestones 2008 Complete acquisitions and build-out in first full market, Coachella Valley, Calif. (Palm Springs area) Establish presence in one market outside California Complete 7-20 acquisitions, add $40-$60 million revenue run rate Add key senior management Achieve positive cash-flow by year-end 2009 Complete multiple hub-and-spoke clusters, including one outside California Demonstrate positive EPS growth Gain Nasdaq listing April 2008

15 In Summary Operating in a market with strong growth and a favorable outlook Proven roll-up strategy with immediate opportunity for revenue growth and facilities efficiencies A scaleable operating model that provides for further financial leverage and market-share gains Sufficiently capitalized to fund near-term plans, reach positive cash-flow April 2008

Pet DRx Corporation OTC/BB: PDXC www.petdrx.com